UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/08/2006

CECO ENVIRONMENTAL CORP
(Exact name of registrant as specified in its charter)

Commission File Number:  0-7099

DE	13-2566064
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3120 Forrer Street, Cincinnati, OH 45209
(Address of principal executive offices, including zip code)

(416) 593-6543
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 3.02.    Unregistered Sales of Equity Securities

As previously reported, CECO Environmental Corp.(the "Company")issued on December 31, 2001, warrants ("Warrants") to purchase 353,334 shares of our common stock at an initial exercise price of $3.60 per share, to a group of accredited investors led by Crestview Capital Fund L.P., a Chicago-based private investment fund. The Warrants have a five-year term. On May 8, 2006, two of the holders of Warrants, Crestview Capital Fund L.P. and Crestview Capital Master, LLC exercised their Warrants to purchase 216,667 and 25,000 shares of our common stock, respectively, and the Company has issued said 241,667 shares (the "Warrant Shares"). The Company received $870,001.20 of proceeds from the exercise of such Warrants.

The Warrant Shares were issued in a private placement transaction that was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, and rules promulgated by the Securities and Exchange Commission under Sections 3(b) and 4(2) of the Securities Act of 1933, as amended.

The Warrant Shares have been registered for resale on Form S-3 (File No. 333-130294).

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CECO ENVIRONMENTAL CORP

Date: May 12, 2006	By:	/s/ Dennis W. Blazer
Dennis W. Blazer
Chief Financial Officer and Vice President--Finance and Administration